Exhibit (d)
COMMON SHARES
PAR VALUE $.001 SHARES ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFICATE IS TRANSFERABLE
The Shares represented by this certificate may not be owned or transferred, IN BOSTON, MA OR IN NEW YORK, NY directly or indirectly, by or to (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer’s cooperative described in § 521 of the Internal Revenue Code of 1986, as amended (the “Code”)) that is exempt from the tax imposed by 26 U.S.C. §§ 1-1399 and not CUSIP 430067 10 8 subject to the tax imposed by 26 U.S.C. § 511; or (iii) any rural electric or telephone SEE REVERSE FOR CERTAIN DEFINITIONS cooperative described in § 1381(A)(2)(C) of the Code.
Highland Distressed Opportunities, Inc.
CUSIP 430067 10 SEE REVERSE FOR CERATAIN DEFINITIONS
THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NONASSESSABLE COMMON SHARES OF HIGHLAND DISTRESSED OPPORTUNITIES, INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Corporation, as amended from time to time, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile signatures of the duly authorized officers of the Corporation.
DATED: COUNTERSIGNED AND REGISTERED: PFPC INC. TRANSFER AGENT AND REGISTRAR BY

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
711 ARMSTRONG LANE	PROOF OF FEBRUARY 7, 2007
COLUMBIA, TENNESSEE 38401	HIGHLAND DISTRESSED OPPORTUNITIES, INC.
(931) 388-3003	TSB 25034 FC

SALES: R. JOHNS 516-731-2885	Operator: Teresa / Anthony / Joe / Ron

/ ETHER 7 / LIVE JOBS / H / HIGHLAND / 25034 FC	REV. 6

COLORS SELECTED FOR PRINTING: Intaglio prints in SC-7 Dark Blue.
COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:       OK AS IS       OK WITH CHANGES      MAKE CHANGES AND SEND ANOTHER PROOF

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–...........................Custodian.............................
TEN ENT	–	as tenants by the entireties	(Cust)	(Minor)
JT TEN	–	as joint tenants with right	under Uniform Gifts to Minors
		of survivorship and not as	Act.................................................................
		tenants in common	(State)
Additional abbreviations may also be used though not in the above list.
For Value Received                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

                                                                                                                                                                        Common Shares represented by the within Certificate and do hereby irrevocably constitute and appoint
                                                                                                         Attorney to transfer the said shares on the books of the within-named Corporation, with full power of substitution in the premises.
Dated

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
711 ARMSTRONG LANE	PROOF OF FEBRUARY 7, 2007
COLUMBIA, TENNESSEE 38401	HIGHLAND DISTRESSED OPPORTUNITIES, INC.
(931) 388-3003	TSB 25034 BACK

SALES: R. JOHNS 516-731-2885	Operator: Teresa / Ron

/ ETHER 7 / LIVE JOBS / H / HIGHLAND / 25034 BK	Rev. 2

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:      OK AS IS      OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF